Exhibit 99.1

Alimera Sciences Appoints Todd Wood as President of U.S. Operations and Reports Inducement Grant Under Nasdaq Listing Rule 5635(c)(4)

ATLANTA, December 12, 2023 -- Alimera Sciences, Inc. (Nasdaq: ALIM) (“Alimera” or the “Company”), a global pharmaceutical company whose mission is to be invaluable to patients, physicians, and partners concerned with retinal health, and maintaining better vision longer,  today announced the appointment of Todd Wood as President U.S. effective immediately.

“As we prepare to enter 2024 with a significantly larger U.S. business, we are excited to have Todd join our team to oversee our U.S. operations and accelerate our growth trajectory,” said Rick Eiswirth, Alimera’s President and CEO. “Todd brings strong commercial leadership across sales, marketing and market access from both the pharmaceutical and medical device industries, including leading the eye care sales organization at Allergan.”

Mr. Wood spent the majority of his career at Allergan, an AbbVie company, where he held a variety of roles including Vice President of U.S. Sales, Eye Care, Area Director, Facial Aesthetics and Senior Product Manager, Lumigan (glaucoma product). He most recently served as Chief Commercial Officer at Dermtech International, a leading genomics company in dermatology. Previously, he was Vice-President, Global Sales at Obalon Therapeutics, which focused on developing and commercializing novel technologies for weight loss before merging with ReShape Lifesciences in 2021. He received his B.S. in business administration from Grand Valley State University, Allendale, Mich.

“I’m looking forward to building upon Alimera’s strong foundation to establish a program for long-term success,” said Mr. Wood.  “I strongly believe that ILUVIEN and YUTIQ provide unique opportunities to better control diabetic macular edema and uveitis, reduce the recurrence of both diseases and help patients see longer with fewer injections, and I look forward to driving increased utilization of both products.”

The Company also announced today that on December 11, 2023, in connection with Mr. Wood’s appointment as President of U.S. Operations, the Compensation Committee of the Board of Directors of the Company approved an inducement option to purchase up to 125,000 shares of common stock (the “Inducement Option”) to Mr. Wood. The Inducement Option has an exercise price of $3.71 per share, which is equal to the fair market value per share of the Company’s common stock on the Nasdaq Global Market on December 11, 2023, will vest over four years, subject to Mr. Wood’s continued service with the Company on each applicable vesting date, with 25% of the underlying shares vesting on the one-year anniversary of the vesting commencement date, and 75% of the underlying shares vesting in equal monthly installments over the next thirty-six months.  The Inducement Option is an inducement material to Mr. Wood entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

About Alimera Sciences, Inc.

Alimera Sciences is a global pharmaceutical company whose mission is to be invaluable to patients, physicians and partners concerned with retinal health and maintaining better vision longer. For more information, please visit www.alimerasciences.com.

For investor inquiries:                                         For media inquiries:

Scott Gordon                                                          Jules Abraham

  for Alimera Sciences                                              for Alimera Sciences
  scottg@coreir.com                                                 julesa@coreir.com

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, Alimera’s expectations with respect to its business strategy, future operations, projected growth, and anticipated impact of the YUTIQ acquisition. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “contemplates,” “predict,” “project,” “target,” “likely,” “potential,” “continue,” “ongoing,” “will,” “would,” “should,” “could,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based on current expectations and involve inherent risks and uncertainties (some of which are beyond Alimera’s control), including factors that could delay, divert, or change any of them, and could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s most recently filed Annual Report on Form 10-K, most recently filed Quarterly Report on Form 10-Q, and any of Alimera’s subsequent filings with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely on the forward-looking statements Alimera makes or that are made on its behalf as predictions of future events. These forward-looking statements speak only as of the date of this press release. Alimera undertakes no obligation to publicly update or revise any of the forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.